Exhibit 99.1

FOR IMMEDIATE RELEASE

CURAXIS PHARMACEUTICAL CORPORATION ANNOUNCES KEY CHANGES TO ITS BOARD OF DIRECTORS AND MANAGEMENT TEAM IN PROGRESSION TOWARD CLINICAL TRIALS

RALEIGH, NC, JUNE 27, 2011 – Curaxis Pharmaceutical Corporation (OTCQB: CURX) (“Curaxis” or the “Company”) today announced that it has replaced the Company’s Board of Directors (the “Board”) and the executive management team to better position the Company for its next phase of growth and development.  Joining the Board will be Timothy Wright, Terence Novak, Michael George, Michael Miller, Ivan Gothner and Stephen Leary.  Dr. Bert Spilker, who is a current Board member, will continue to serve on the Board.  All other present members of the Board have elected to resign from their Board and officer positions.  Mr. Wright will assume the duties of Chairman of the Board and interim Chief Executive Officer, and Judith Geaslen will continue to serve as the Company’s Vice President of Finance.

The new Board brings to Curaxis a wealth of experience and comprehensive knowledge of life sciences, operations and strategic management in the area of pharmaceuticals.  In addition, the newly appointed Board members have significant experience in all of the necessary industry arenas to execute the Company’s business plan on an accelerated basis.

Curaxis is positioned to be a leader in the treatment of Alzheimer’s disease with its’ drug candidate Memryte, and the new team will enhance the success of this position and bolster the drug’s movement to eventual commercialization. After providing evidence of efficacy in clinical trial results, this talented and professional team of experts will now move to the final critical steps to commercialization of Memryte, Curaxis’ lead hormone drug candidate for the treatment of Alzheimer’s and multiple cancers.

Outgoing Chairman of the Board Patrick S. Smith stated, “We are honored that these highly experienced and esteemed industry veterans have agreed to join our Board and executive management team, and look forward to the contribution they will make to the Company’s future.”

The newly appointed members of the Board bring over 175 combined years of life science and pharmaceutical industry experience and have held top senior management positions at notable companies such as DuPont Merck, Covidien (Mallinckrodt), Elan Pharmaceuticals and Urocor, Inc., among others.

Newly appointed Chairman of the Board Timothy Wright stated, “We thank the departing Board and management for their efforts on behalf of the Company and its shareholders, and are very excited to develop Curaxis’ Alzheimer’s disease drug candidate and other pipeline candidates.  We are also pleased that Dr. Spilker will continue on the Board, as his extensive experience in clinical trials is a tremendous asset as the Company moves toward commercialization of Memryte.”

About Timothy Wright

A seasoned executive with over 25 years of life sciences experience, Timothy Wright has comprehensive operating and strategic management experience, which encompasses pharmaceuticals, medical device, diagnostics and pharmaceutical services. Prior to joining Curaxis as Chairman of the Board and interim Chief Executive Officer, Mr. Wright was a Senior Vice President and President of the pharmaceuticals division at Covidien (Mallinckrodt).  He previously served as President of Global Operations at Elan BioPharmaceuticals and spent 17 years at DuPont Merck Pharmaceuticals, where he was classically trained in the pharmaceutical industry.  He brings significant global operating and product launch experience and has served on the boards of four public and four private global life sciences companies.

About Terence Novak

Terence “Terry” Novak has over 30 years of experience in the pharmaceutical and biotech industries, including 20 years in executive leadership in business development, sales and marketing, and manufacturing operations.  Currently, Mr. Novak is President of Norwich Pharmaceuticals, a comprehensive global provider of contract development and manufacturing services, and President and Chief Executive Officer of Frontline Pharmaceuticals, a start-up specialty pharmaceutical company.  Previously, Mr. Novak served as President of North America and Chief Commercial Officer at Patheon, Inc. and President of DSM Pharmaceuticals. He has also held various senior healthcare management positions at companies including Cytogen, Algos Pharmaceuticals, and Innovex, a division of Quintiles Transnational and various sales and marketing positions at Bristol-Myers Squibb.  Mr. Novak is a highly regarded speaker at industry conferences and serves on the Editorial Advisory Board of Contract Pharma magazine and the Board of Directors at Frontline Pharmaceuticals.

About Michael George

Michael George is Chief Executive Officer of Michael George & Associates, a multi-faceted consulting firm specializing in turnarounds for pharmaceutical companies, which he founded in 2002 and re-established in 2006.  Previously, he served as Executive Vice President of aaiPharma Inc.  Mr. George brings over 35 years of experience in the pharmaceutical industry in senior management positions at companies including Elan Pharmaceuticals, Urocor, Inc., and the DuPont Merck Pharmaceutical Company.  Earlier in his career, he held product management and sales and marketing roles at the Bristol Myers Pharmaceutical Company, Sandoz Pharmaceutical, Inc., and McDonnell Douglas Corporation.

About Michael Miller

Michael Miller brings 26 years of experience with DuPont de Nemours & Company and The DuPont Merck Pharmaceutical Company, where he has held numerous corporate finance and management positions.  Prior to retiring in 1999, Mr. Miller was Senior Vice President and Chief Financial Officer of the DuPont Merck Pharmaceutical Company.  He currently provides financial consulting services and works part-time as the CFO of the Delaware Art Museum.  Mr. Miller also serves as a member of the Board of Directors of Urocor, Inc., the Board of Trustees of the Boys & Girls Club of Delaware, and the Board of Directors of Christiana Care Health System.

About Ivan Gothner

Ivan Gothner is Managing Director and founder of Adirondack Partners, LLC, a private merchant banking firm. Mr. Gothner’s work has focused on small and mid-size companies experiencing rapid growth as a result of introducing new technologies and products or by entering new markets.  Prior to founding Adirondack in 1992, he was a Senior Vice President at Barclays Bank and spent four years at Kleinwort Benson Limited, where he acted as General Manager of the KB Mezzanine Fund LP, a specialized fund which invested in the equity and junior capital of small and mid-sized businesses.  Mr. Gothner has been a major investor and active member of the Board of Directors of various portfolio companies, and acted as a “start-up” executive for a European medical device company entering the U.S. market.  He currently serves on the Board of Directors of AgFeed Industries, Inc., Covenant Group of China, Inc. and ArtID, LLC.

About Stephen Leary

Stephen Leary is a Principal of Professional Management of Raleigh, Inc., a medical practice management and financial consulting firm based in Raleigh, NC.  A Certified Healthcare Business Consultant (CHBC), Mr. Leary has been with Professional Management since 1979 and currently works with physicians, dentists, group practices and hospitals in North Carolina and Southern Virginia.  Mr. Leary brings over 35 years of experience and has held numerous positions at companies including Kenrex Labs (a division of Bausch & Lomb), A-T-O, Inc. and the Drug Enforcement Agency (DALE).  He currently serves as President of the Board of the National Society of Certified Health Care Business Consultants and has served on the Board of major national healthcare organizations such as the National Association of Health Care Consultants (NAHCC) and the Society of Professional Business Consultants, among others.

About Dr. Bert Spilker

Bert Spilker, PhD, MD, FCP, FFPM, is an independent consultant who works with a large number of pharmaceutical, biotech and medical device companies, primarily in the areas of regulatory affairs, clinical trials and development.  Prior to Curaxis, Dr. Spilker was most recently the Senior Vice President of Scientific and Regulatory Affairs for the Pharmaceutical Research and Manufacturers of America (PhRMA).  Previously, he was President and Co-founder of Orphan Medical, Inc., a public pharmaceutical company that develops and markets important medical products for patients with uncommon diseases, where he brought seven drugs to the market.  Dr. Spilker has over 20 years of experience working at major pharmaceutical companies including Pfizer, Philips-Duphar, Sterling-Winthrop and Burroughs Wellcome.  He is Clinical Professor of Pharmacy Practice at the University of Minnesota and Adjunct Professor of Medicine and Clinical Professor of Pharmacy at the University of North Carolina in Chapel Hill.  Dr. Spilker is also well known as the author of 16 textbooks on clinical trial methods and the processes of drug discovery and development, which are widely considered to be the standard references on clinical trials and drug development.

About Curaxis

Curaxis is an emerging specialty pharmaceutical company with a hormone drug product candidate for the treatment of Alzheimer’s disease and multiple cancers.  Curaxis’ therapeutic platform is based on the hypothesis that many diseases of aging may be caused by age-related changes in the function of the hypothalamic-pituitary-gonadal (HPG) axis. The HPG axis is a hormonal endocrine feedback loop that controls development, reproduction and aging in animals.  This drug development platform is built on the premise that hormones associated with this feedback loop are beneficial early in life, when they promote growth and development, but are harmful later in life when the mechanism for feedback is compromised, thereby leading to disease processes, including pathologies associated with Alzheimer’s disease and various cancers.  We believe our discovery of similar hormonal signaling mechanisms at the cellular level in brain tissue from Alzheimer’s patients and in multiple tumors will enable us to develop significant new treatments for Alzheimer’s disease as well as many cancers.

Notice Regarding Forward-Looking Statements

This press release includes certain “Forward-Looking Statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding potential results and future plans and objectives of Curaxis Pharmaceutical Corporation are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in our documents filed from time to time with the U.S. Securities and Exchange Commission.  Other risk factors may include, but are not limited to, fluctuation in quarterly results, and increased competition in our operations, our ability to continue operations as scheduled, and our ability to protect the proprietary technology we use.  Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company’s control, such as announcements by competitors and service providers.

The contents of this press release are presented as a general overview of the Company.  It is intended only to contain general information regarding the Company and its business and does not purport to provide complete disclosure or analysis of all matters, which may be relevant to a decision to make an investment, including all risk factors or similar considerations.  Although the information is believed current as of the date herein, the information may be subject to change, amendment or supplementation, and the Company does not expect, and assumes no obligation, to update or otherwise revise the information herein.

CONTACT:

Curaxis Pharmaceutical Corporation
Attn: Judith Geaslen
Email: jgeaslen@curaxispharma.com
Telephone: 888-919-CURE